UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 12, 2009

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 CONSTITUTION DRIVE MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.

On February 12, 2009, Geron Corporation (the “Company”) entered into an underwriting agreement with UBS Securities LLC and Lazard Capital Markets LLC related to the public offering of 7,250,000 shares of the Company’s common stock, par value $0.001 per share. The price to the public in this offering is $6.60 per share. The underwriting agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference, and the description of the terms of the underwriting agreement is qualified in its entirety by reference to such exhibit.

Item 9.01.          Financial Statements and Exhibits.

(a)       Financial Statements.

None.

(b)       Pro Forma Financial Information

None.

(c)       Exhibits:

1.1	Underwriting Agreement, dated February 12, 2009, among the Company, UBS Securities LLC and Lazard Capital Markets LLC

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1)

99.1	Press Release of Geron Corporation, dated February 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:	February 17, 2009	By:	/s/	David L. Greenwood
David L. Greenwood
Executive Vice President and Chief Financial Officer